UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-7615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On March 18, 2020, the Board of Directors of Kirby Corporation (the “Company”) amended the bylaws of the Company (as amended or modified from time to time, the “Bylaws”), effective on that date. New Section 14 was added to Article II in order to allow for the holding of stockholder meetings by means of electronic communications, videoconferencing, teleconferencing or other available technology.  Previously, the Bylaws did not specifically address the holding of stockholder meetings by means of electronic communications, videoconferencing, teleconferencing or other available technology.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On March 19, 2020, the Company issued a press release announcing a change to the location and format of its 2020 annual meeting of stockholders from an in person meeting to a virtual webcast, accessible online at www.virtualshareholdermeeting.com/KEX2020.  A copy of the press release is attached as Exhibit 99.1 to this report.  Further information regarding this change to the location and format of the 2020 annual meeting of stockholders can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on March 19, 2020.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	—	Amendment to Bylaws of Kirby Corporation dated March 18, 2020

99.1	—	Press release dated March 19, 2020

104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer

Date: March 19, 2020